UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES F SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

NEOS ETF TRUST

(Exact name of registrant as specified in its charter)

Delaware	See below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

13 Riverside Avenue, Westport, CT	06880
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered	I.R.S. Employer Identification No.
Shares of beneficial interest, no par value, of: Kurv Yield Premium Strategy Amazon Kurv Yield Premium Strategy Apple Kurv Yield Premium Strategy Microsoft	Cboe BZX Exchange, Inc. Cboe BZX Exchange, Inc. Cboe BZX Exchange, Inc.	86-1805230 86-1805230 86-1805230

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-253997

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value, of the above referenced series of NEOS ETF Trust (the “Registrant”), is incorporated herein by reference to Post-Effective Amendment No. 83 to the Registrant’s registration statement on Form N-1A, filed with the Securities and Exchange Commission on October 18, 2023. Any form of supplement to the registration statement subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits.

1.       Certificate of Trust, incorporated herein by reference to Exhibit (a)(1) to the Registrant’s Registration Statement on Form N-1A, as filed with the Securities and Exchange Commission on March 8, 2021.

2.       Registrant’s Agreement and Declaration of Trust, incorporated herein by reference to Exhibit (a)(2) to the Registrant’s Registration Statement on Form N-1A, as filed with the Securities and Exchange Commission on June 30, 2021.

3.	Registrant’s By-Laws, incorporated herein by reference to Exhibit (b)(1) to the Registrant’s Registration Statement on Form N-1A, as filed with the Securities and Exchange Commission on September 20, 2022.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized in the City of Westport, and State of Connecticut, on the 23rd day of October 2023.

NEOS ETF Trust
(Registrant)

By:	/s/ Garrett Paolella
Name:	Garrett Paolella
Title:	President, Principal Executive Officer, and Trustee